Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-nc.com

FOR IMMEDIATE RELEASE

Capital Bank Reports 88% Increase in Third Quarter Net Income to $3.3 Million

RALEIGH, N.C. - October 18, 2006 - Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today announced its financial results for the third quarter of 2006. Net income for the quarter ended September 30, 2006 increased 88% to $3.3 million, from $1.7 million in the quarter ended September 30, 2005. Fully diluted earnings per share increased 12% to $0.28 for the quarter ended September 30, 2006 compared to $0.25 for the quarter ended September 30, 2005. For the nine months ended September 30, 2006 and 2005, net income was $9.1 million and $4.9 million, respectively, and fully diluted earnings per share were $0.78 and $0.71, respectively.

During the first quarter of 2006, the Company completed its acquisition of 1st State Bancorp, Inc., the parent company of 1st State Bank, which has had a significant impact on the Company’s financial results for the third quarter of 2006 and thus the comparison of year over year results. The acquisition was accounted for as a purchase business combination and, accordingly, there was no restatement of prior period financial information. In conjunction with this acquisition, the Company issued 4,882,630 shares of common stock, increasing its common shares outstanding to 11.5 million shares at September 30, 2006 compared to 6.9 million shares at December 31, 2005. Shareholders’ equity increased to $160.9 million at September 30, 2006 compared to $83.5 million at December 31, 2005.

Commenting on the Company’s results, B. Grant Yarber, President and CEO, stated, “Loan demand remained robust in the third quarter, particularly in the Triangle region. Our continued attention to core deposit growth helped to fund loan demand while CDs, our most expensive funding source, remained flat. Credit quality continues to improve, with nonperforming loans declining 22% to $6.1 million from September 30, 2005 to September 30, 2006, while the loan portfolio increased 50% since December 31, 2005 to $1 billion.

As of September 30, 2006, total assets were $1.4 billion compared to $1.36 billion at June 30, 2006 and $961 million at December 31, 2005. During the quarter ended September 30, 2006, gross loans receivable increased $38 million to $1.0 billion compared to $965 million and $659 million at June 30, 2006 and December 31, 2005, respectively. During the quarter ended September 30, 2006, total deposits increased $18 million to $1.04 billion compared to $1.03 billion and $699 million at June 30, 2006 and December 31, 2005, respectively. Approximately $230 million of net loans and $267 million of total deposits were acquired in the 1st State transaction.

Net interest income for the quarter ended September 30, 2006 increased $4.2 million, or 56%, compared to the quarter ended September 30, 2005. Net interest income totaled $11.6 million for the quarter ended September 30, 2006, and the net interest margin on a tax equivalent basis was 3.91%, an increase of 34 basis points compared to the net interest margin of 3.57% for the quarter ended September 30, 2005. The increase in net interest income was attributable to growth in the loan portfolio, higher interest rates and the infusion of 1st State’s interest-earning assets. The net interest margin for the quarter ended September 30, 2006 decreased by 13 basis points compared to the net interest margin for the quarter ended June 30, 2006, reflecting the increased competition for deposits and higher deposit rates throughout Capital Bank’s market areas, which increased the cost of funds. Management expects further interest rate compression in the near term and is taking steps to mitigate this risk, including entering into an interest rate swap to reduce the bank’s exposure to interest rate volatility.

The Company’s allowance for loan losses was $13.9 million, or 1.38% of total loans and 227% of nonperforming loans at September 30, 2006, compared to $9.8 million, or 1.52% of total loans and 127% of nonperforming loans at September 30, 2005 as the credit quality of the loan portfolio continues to improve. The Company recorded a credit provision for loan losses for the quarter ended September 30, 2006 of $215,000 compared to a credit provision in the quarter ended September 30, 2005 of $28,000. For the quarter ended September 30, 2006, recoveries on loans previously charged off exceed the amount of current period charge-offs by $102,000, which represented (0.04%) of average loans. Net charge-offs for the quarter ended September 30, 2005 were $118,000, which represented 0.07% of average loans. Nonperforming loans were $6.1 million at September 30, 2006, a decrease of $1.7 million, or 22%, compared to $7.8 million at September 30, 2005. Total past due loans were $9.5 million, or 0.97% of total loans, at September 30, 2006, compared to $10.1 million, or 1.58% of total loans, at September 30, 2005. Based on these factors and the improvement in the credit quality of the loan portfolio, the Company’s provision for loan losses was lower for the quarter ended September 30, 2006 compared to the quarter ended September 30, 2005.

The Company’s noninterest income for the quarter ended September 30, 2006 increased $468,000 to $2.3 million compared to the quarter ended September 30, 2005. This increase is primarily due to a higher volume of transaction accounts, including those acquired in the 1st State transaction, improving levels of deposit service charges, and higher NSF fees, brokerage commissions and net gains generated on sales of investments.

Noninterest expenses were $9.1 million for the quarter ended September 30, 2006, an increase of $2.4 million compared to $6.6 million for the quarter ended September 30, 2005. The increase in noninterest expenses is primarily due to the consummation of the 1st State transaction, which added five branches, as well as higher costs associated with the Company’s growth.

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.4 billion in total assets, offers a broad range of financial services. Capital Bank operates 26 banking offices in Asheville (3), Burlington (4), Cary, Graham (2), Greensboro, Hickory, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City, and Wake Forest. The company’s website is www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

###

CAPITAL BANK CORPORATION
SUMMARY OF OPERATIONS
	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
(In thousands except per share data)

Interest income	$22,668	$13,078	$63,447	$36,782
Interest expense	11,075	5,649	28,856	15,287
Net interest income	11,593	7,429	34,591	21,495
Provision (credit) for loan losses	(215)	(28)	446	(434)
Net interest income after provision for loan losses	11,808	7,457	34,145	21,929
Noninterest income	2,258	1,790	6,885	4,709
Noninterest expense	9,069	6,644	27,224	19,283
Income before taxes	4,997	2,603	13,806	7,355
Income tax expense	1,730	869	4,725	2,463
Net income	$3,267	$1,734	$9,081	$4,892

Income per share - basic	$0.28	$0.26	$0.78	$0.72
Income per share - fully diluted	$0.28	$0.25	$0.78	$0.71
Weighted average shares outstanding:
Basic	11,611	6,801	11,622	6,762
Fully diluted	11,694	6,904	11,708	6,906

END OF PERIOD BALANCES
	2006			2005
	September 30	June 30	March 31	December 31	September 30
(Dollars in thousands except per share data)

Total assets	$1,399,673	$1,364,030	$1,308,567	$960,906	$927,077
Investment securities	200,647	189,669	181,032	161,600	161,389
Loans (gross)*	1,003,835	965,484	944,325	668,982	646,448
Allowance for loan losses	13,894	14,007	14,209	9,592	9,844
Total earning assets	1,237,684	1,191,014	1,151,739	843,942	847,296
Deposits	1,043,755	1,025,949	972,232	698,480	703,183
Shareholders’ equity	160,871	157,770	158,095	83,492	82,268

Book value per share	$13.98	$13.66	$13.60	$12.18	$12.11
Tangible book value per share	$8.19	$7.86	$7.82	$10.31	$10.21

*Includes loans held for sale

AVERAGE BALANCES
	2006			2005
	September 30	June 30	March 31	December 31	September 30
(Dollars in thousands)

Total assets	$1,365,832	$1,322,781	$1,311,145	$932,332	$922,141
Investments (at amortized cost)	195,323	190,045	194,535	160,928	162,282
Loans (gross)*	982,037	954,420	923,950	653,475	637,743
Total earning assets	1,213,002	1,171,648	1,158,324	846,780	843,992
Deposits	1,020,143	990,037	957,693	696,335	697,311
Shareholders’ equity	161,901	161,321	159,841	83,380	81,606

*Includes loans held for sale

CAPITAL BANK CORPORATION
QUARTERLY RESULTS
	2006			2005
	September 30	June 30	March 31	December 31	September 30
(In thousands except per share data)

Interest income	$22,668	$21,109	$19,670	$13,967	$13,078
Interest expense	11,075	9,501	8,280	6,172	5,649
Net interest income	11,593	11,608	11,390	7,795	7,429
Provision (credit) for loan losses	(215)	249	412	38	(28)
Net interest income after provision for loan losses	11,808	11,359	10,978	7,757	7,457
Noninterest income	2,258	2,612	2,015	2,022	1,790
Noninterest expense	9,069	9,341	8,814	7,171	6,644
Income before taxes	4,997	4,630	4,179	2,608	2,603
Income tax expense	1,730	1,579	1,416	801	869
Net income	$3,267	$3,051	$2,763	$1,807	$1,734

Income per share - basic	$0.28	$0.26	$0.24	$0.26	$0.26
Income per share - fully diluted	$0.28	$0.26	$0.24	$0.26	$0.25
Weighted average shares outstanding:
Basic	11,611	11,639	11,617	6,875	6,801
Fully diluted	11,694	11,727	11,704	6,962	6,904

QUARTERLY NET INTEREST MARGIN*
	2006			2005
	September 30	June 30	March 31	December 31	September 30

Yield on earning assets	7.53%	7.29%	6.95%	6.62%	6.22%
Cost of interest bearing liabilities	4.02%	3.63%	3.26%	3.26%	2.97%
Net interest spread	3.51%	3.66%	3.69%	3.36%	3.25%
Net interest margin	3.91%	4.04%	4.06%	3.73%	3.57%

*Annualized and on a fully taxable equivalent basis

NONPERFORMING ASSETS
	2006						2005
	September 30		June 30		March 31		December 31	September 30
(Dollars in thousands)

Commercial and commercial real estate	$3,885		$3,728		$5,149		$5,040	$3,915
Consumer	259		106		100		176	239
Equity lines	440		418		398		497	592
Construction	71		193		807		737	1,302
Mortgage	1,453		1,695		1,588		1,628	1,711
Total nonperforming loans	6,108		6,140		8,042		8,078	7,759
Other real estate owned	637	[1]	879	[1]	888	[1]	771	1,608
Total nonperforming assets	$6,745		$7,019		$8,930		$8,849	$9,367

Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned.

[1] Other real estate owned excludes $776, $776 and $1,854 as of September 30, 2006, June 30, 2006 and March 31, 2006, respectively, related to branch locations that are held for sale.

CAPITAL BANK CORPORATION
KEY RATIOS
	2006				2005
	September 30	June 30	March 31		December 31	September 30
(Dollars in thousands)

Past due loans	$9,491	$9,179	$11,678		$7,008	$10,089
Past due loans as a percent of average loans	0.97%	0.96%	1.26%		1.07%	1.58%

Net charge-offs (recoveries)	$(102)	$451	$3,432 [2]		$433	$118
Net charge-offs (recoveries) as a percent of average loans (annualized)	(0.04%)	0.19%	1.49%	[2]	0.27%	0.07%
Allowance for loan losses as a percent of total loans	1.38%	1.45%	1.50%		1.43%	1.52%
Nonperforming assets as a percent of total assets	0.48%	0.51%	0.68%		0.92%	1.01%
Allowance for loan losses as a percent of nonperforming loans	227%	228%	177%		119%	127%

[2] Includes $3.2 million related to one 1st State Bank loan relationship that was fully reserved as of 12/31/05.

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
September 30, 2006 and December 31, 2005
	September 30, 2006	December 31, 2005	Change	% Change
(Dollars in thousands except share data)	(Unaudited)

ASSETS
Cash and due from banks:
Interest earning	$12,679	$4,603	$8,076	175%
Noninterest earning	38,908	30,544	8,364	27%
Cash held in escrow	-	33,185	(33,185)	-100%
Federal funds sold and short term investments	20,523	8,757	11,766	134%
Investment securities - available for sale, at fair value	189,627	149,266	40,361	27%
Investment securities - held to maturity, at amortized cost	11,020	12,334	(1,314)	-11%
Loans - net of unearned income and deferred fees	1,003,835	668,982	334,853	50%
Allowance for loan losses	(13,894)	(9,592)	(4,302)	45%
Net loans	989,941	659,390	330,551	50%
Premises and equipment, net	23,354	14,868	8,486	57%
Bank owned life insurance	20,408	19,857	551	3%
Deposit premium and goodwill, net	66,616	12,853	53,763	418%
Deferred tax assets	8,098	6,305	1,793	28%
Other assets	18,499	15,249	9,555	107%
Total assets	$1,399,673	$960,906	$438,767	46%

LIABILITIES
Deposits:
Demand, noninterest bearing	$108,052	$77,847	$30,205	39%
Savings and interest bearing demand deposits	355,932	237,005	118,927	50%
Time deposits	579,771	383,628	196,143	51%
Total deposits	1,043,755	698,480	345,275	49%
Repurchase agreements and federal funds purchased	28,582	14,514	14,068	97%
Borrowings	111,027	93,173	17,854	19%
Short-term debt	-	30,000	(30,000)	-100%
Subordinated debentures	30,930	30,930	-	0%
Other liabilities	24,508	10,317	14,191	138%
Total liabilities	1,238,802	877,414	361,388	41%

SHAREHOLDERS’ EQUITY
Common stock, no par value; 20,000,000 authorized; 11,507,167 and 6,852,156 issued and outstanding as of September 30, 2006 and December 31, 2005, respectively	141,532	70,985	70,547	99%
Retained earnings	21,180	14,179	7,001	49%
Accumulated other comprehensive loss	(1,841)	(1,672)	(169)	n/a
Total shareholders’ equity	160,871	83,492	77,379	93%
Total liabilities and shareholders’ equity	$1,399,673	$960,906	$438,767	46%

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Nine Months Ended September 30, 2006 and 2005 (Unaudited)
	2006	2005	Change	% Change
(Dollars in thousands except share and per share data)

Interest income:
Loans and loan fees	$55,646	$31,140	$24,506	79%
Investment securities	6,488	5,144	1,344	26%
Federal funds and other interest income	1,313	498	815	164%
Total interest income	63,447	36,782	26,665	72%
Interest expense:
Deposits	22,115	11,015	11,100	101%
Borrowings and repurchase agreements	6,741	4,272	2,469	58%
Total interest expense	28,856	15,287	13,569	89%
Net interest income	34,591	21,495	13,096	61%
Provision (credit) for loan losses	446	(434)	880	n/a
Net interest income after provision for loan losses	34,145	21,929	12,216	56%
Noninterest income:
Service charges and other fees	2,921	2,142	779	36%
Mortgage fees and revenues	1,525	1,212	313	26%
Net gain on sale of securities	128	7	121	n/a
Bank owned life insurance	597	385	212	55%
Other noninterest income	1,714	963	751	78%
Total noninterest income	6,885	4,709	2,176	46%
Noninterest expense:
Salaries and employee benefits	13,680	10,164	3,516	35%
Occupancy	2,760	1,906	854	45%
Furniture and equipment	1,729	1,093	636	58%
Data processing	814	930	(116)	-12%
Director fees	1,028	717	311	43%
Advertising	813	596	217	36%
Amortization of deposit premiums	1,028	160	868	n/a
Professional fees	856	739	117	16%
Telecommunications	579	428	151	35%
Other expenses	3,939	2,550	1,387	54%
Total noninterest expense	27,224	19,283	7,941	41%
Net income before tax expense	13,806	7,355	6,451	88%
Income tax expense	4,725	2,463	2,262	92%
Net income	$9,081	$4,892	$4,189	86%

Earnings per share - basic	$0.78	$0.72	$0.06	8%
Earnings per share - diluted	$0.78	$0.71	$0.07	10%

Weighted average shares:
Basic	11,622,442	6,762,292	4,860,150	72%
Fully diluted	11,708,446	6,905,809	4,802,637	70%

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended September 30, 2006 and 2005 (Unaudited)
	2006	2005	Change	% Change
(Dollars in thousands except share and per share data)

Interest income:
Loans and loan fees	$19,982	$10,993	$8,989	82%
Investment securities	2,223	1,720	503	29%
Federal funds and other interest income	463	365	98	27%
Total interest income	22,668	13,078	9,590	73%
Interest expense:
Deposits	8,677	4,157	4,520	109%
Borrowings and repurchase agreements	2,398	1,492	906	61%
Total interest expense	11,075	5,649	5,426	96%
Net interest income	11,593	7,429	4,164	56%
Provision (credit) for loan losses	(215)	(28)	(187)	n/a
Net interest income after provision for loan losses	11,808	7,457	4,351	58%
Noninterest income:
Service charges and other fees	895	771	124	16%
Mortgage fees and revenues	507	554	(47)	-8%
Net gain on sale of securities	128	-	128	n/a
Bank owned life insurance	183	161	22	14%
Other noninterest income	545	304	241	79%
Total noninterest income	2,258	1,790	468	26%
Noninterest expense:
Salaries and employee benefits	4,287	3,536	751	21%
Occupancy	1,044	666	378	57%
Furniture and equipment	675	356	319	90%
Director fees	369	325	44	14%
Data processing	214	301	(87)	-29%
Advertising	234	217	17	8%
Amortization of deposit premiums	342	53	289	n/a
Professional fees	290	207	83	40%
Telecommunications	194	145	49	34%
Other expenses	1,420	838	582	69%
Total noninterest expense	9,069	6,644	2,425	36%
Net income before tax expense	4,997	2,603	2,394	92%
Income tax expense	1,730	869	861	99%
Net income	$3,267	$1,734	$1,533	88%

Earnings per share - basic	$0.28	$0.26	$0.02	8%
Earnings per share - diluted	$0.28	$0.25	$0.03	12%

Weighted average shares:
Basic	11,611,476	6,800,813	4,810,663	71%
Fully diluted	11,694,498	6,904,321	4,790,177	69%